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                                                                     EXHIBIT 5.1

Amdocs Limited                                       [CAREY LANGLOIS LETTERHEAD]


31 August 2000

Dear Sirs

RE: AMDOCS LIMITED
    REGISTRATION STATEMENT ON FORM F-3

We have acted as counsel to Amdocs Limited, a Guernsey Corporation (the "Company"), in connection with its Registration Statement on form F-3 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to 4,495,102 Ordinary Shares, Pounds Sterling 0.01 per value (the "Shares"), of the Company.

In that connection, we have examined originals, or copies, certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Amended and Restated Articles of Association and the Memorandum of Association of the Company and the Combination Agreement dated as of February 28, 2000 between the Company, the Company's subsidiaries named therein and Solect Technology Group Inc (the "Combination Agreement"). Capitalised terms used herein without definition shall have the meanings ascribed to them in the Combination Agreement.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly organised and is validly existing as a corporation under the laws of Guernsey.

2. The Shares have been duly authorised, and the Shares being sold by the Selling Shareholders listed in the Registration Statement when issued upon the exchange of the Exchangeable Shares in accordance with the terms of the Combination Agreement and the Share Restructing Plan will be validly issued, fully paid, and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under "Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

Yours faithfully

[CAREY LANGLOIS SIGNATURE]
Carey Langlois